                                                                     EXHIBIT 4.5


                          FORM OF SENIOR NOTE DUE 2006

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE CUSTODIAN MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.9 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 4.1 OF THE SECOND SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE, AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]*

                         Citizens Communications Company

                                                          SENIOR NOTE DUE 2006

NO. SN2006-_____                                         CUSIP No. 17453B AC 5


ORIGINAL ISSUE DATE: ____________________

$___________________

CITIZENS COMMUNICATIONS COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Company") for value received, hereby promises to pay, to [Cede & Co.]* [The Chase Manhattan Bank, as Warrant Agent, under the Warrant Agreement, dated as of June 19, 2001 (the "Warrant Agreement"), between the Company and The Chase Manhattan Bank, as Warrant Agent]** or registered assigns, the principal amount that is listed on the Schedule of Increases or Decreases attached hereto (the

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*Insert for Global Note only
**Insert for Definitive Note only

"Schedule of Increases or Decreases"), on August 17, 2006, and to pay interest on the amount listed on the Schedule of Increases or Decreases from June 19, 2001, quarterly, on February 17, May 17, August 17 and November 17 in each year, commencing August 17, 2001, initially at the rate of 6-3/4% per annum through and including the day immediately preceding the Reset Effective Date, and at the Reset Rate thereafter until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest, compounded quarterly, on any overdue principal and premium, if any, through and including the day immediately preceding the Reset Effective Date, and at the Reset Rate thereafter until August 17, 2006. Interest will be paid to the Person in whose name this Note is registered at the close of business on the regular record date for such interest, which shall be the day (whether or not a Business
Day), next preceding such interest payment date. Any such interest not so punctually paid will forthwith cease to be payable to the holder on such regular record date and may either be paid to the Person in whose name this Note or one or more predecessor Notes is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to holders of Notes not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

            Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debt; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register maintained by the Company.

            This Note is, to the extent provided in the Indenture, unsecured and will rank in right of payment on a parity with all other unsecured senior obligations of the Company.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: June ___, 2001               CITIZENS COMMUNICATIONS COMPANY



                                    By:______________________________
                                    Name:
                                    Title:




                                    (SEAL)

                        CERTIFICATE OF AUTHENTICATION OF
                                     TRUSTEE

            This is one of the Notes referred to in the within mentioned Indenture.

                                    By:   THE CHASE MANHATTAN BANK, as
                                          Trustee

                                          By:   ____________________________
                                                Authorized Officer





            Dated: June ____, 2001

                                [REVERSE OF NOTE]

                         CITIZENS COMMUNICATIONS COMPANY

                              Senior Note Due 2006

            This security is one of a duly authorized issue of securities of the Company (herein called the "Notes") issued and to be issued in one or more series under the Indenture, dated as of May 23, 2001, as amended and supplemented by the Second Supplemental Indenture, dated as of June 19, 2001 (as so amended and supplemented, the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This security is one of the series designated on the face hereof, limited in aggregate principal amount of up to $460,000,000.

            Principal of the Notes is payable on August 17, 2006 (the "Stated Maturity"), subject to the provisions of the Indenture respecting acceleration. The Notes will not be redeemable prior to their Stated Maturity except upon the occurrence of a Tax Event as described below.

            If a Tax Event occurs and is continuing, the Company may, at its option and upon not less than 30 nor more than 60 days' notice to the Holders of the Securities, redeem the Notes in whole (but not in part) within 90 days following the occurrence of such Tax Event at the Redemption Price. The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder.

            The Notes shall bear interest initially at a rate of 6-3/4% per annum through and including the day immediately preceding the Reset Effective Date, and at the Reset Rate thereafter until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest, compounded quarterly, on any overdue principal and premium, if any, through and including the day immediately preceding the Reset Effective Date, and at the Reset Rate thereafter until August 17, 2006.

            The Notes shall not be entitled to any sinking fund.

            If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

            The Indenture restricts the ability of the Company to make certain restricted payments or to merge or consolidate with another company or sell, lease or convey all or substantially all of the Company's assets. These covenants are subject to the covenant defeasance procedures outlined in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes at the time of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Notes of each series at the time, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Notes are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            All terms used in this Note which are defined in the Indenture or the Warrant Agreement (as defined in the Indenture), shall have the meanings assigned to them in the Indenture or the Warrant Agreement, as the case may be.

                               ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-- as tenants in common        UNIF GIFT MIN ACT-- ______Custodian______
                                                          (Cust)         (Minor)

TEN ENT-- as tenants by the entireties        under Uniform Gifts to Minors
                                               Act____________________
                                                         (State)
JT TEN-- as joint tenants with rights
         of survivorship and not as
         tenants in common
Additional abbreviations may also be used though not on the above list.

--------------------------------------------------------------------------------

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)

--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE
OF ASSIGNEE

--------------------------------------------------------------------------------

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the within Security and all rights thereunder, hereby irrevocably constituting and appointing

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agent to transfer said Security on the books of the Corporation, with full power of substitution in the premises.

Dated:
                                         ---------------------------------------

                                         ---------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of the
                                         within instrument in every particular
                                         without alteration or enlargement, or
                                         any change whatever.

                                                     Signature Guarantee:


                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                         [TO BE ATTACHED TO GLOBAL NOTES
                               AND PLEDGED NOTES]

                       SCHEDULE OF INCREASES OR DECREASES

  THE INITIAL PRINCIPAL AMOUNT OF THIS SENIOR NOTE DUE 2006 IS $_________. THE
                             FOLLOWING INCREASES OR
                        DECREASES IN THE [GLOBAL NOTE]*
                       [PLEDGED NOTE]* * HAVE BEEN MADE:


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                    AMOUNT OF       AMOUNT OF       PRINCIPAL
                   DECREASE IN     INCREASE IN      AMOUNT OF
                    PRINCIPAL       PRINCIPAL      SENIOR NOTE
                    AMOUNT OF       AMOUNT OF       DUE 2006
                   SENIOR NOTE     SENIOR NOTE    EVIDENCED BY
                    DUE 2006        DUE 2006       THE [GLOBAL
                  EVIDENCED BY    EVIDENCED BY       NOTE]*
                   THE [GLOBAL     THE [GLOBAL      [PLEDGED      SIGNATURE OF
                     NOTE]*          NOTE]*          NOTE]**       AUTHORIZED
                    [PLEDGED        [PLEDGED     FOLLOWING SUCH    OFFICER OF
                     NOTE]**         NOTE]**       DECREASE OR     TRUSTEE OR
      DATE                                          INCREASE        CUSTODIAN

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

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

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* Insert for Global Note only
** Insert for Definitive Note only

                                 [ASSIGNMENT]**

FOR VALUE RECEIVED, the undersigned hereby assigns and transfers unto The Bank of New York, as Collateral Agent, $460,000,000 in principal amount of the Senior Notes due 2006 of Citizens Communications Company (the "Company") and all rights thereunder, hereby irrevocably constituting and appointing ________________________________ attorney to transfer said Senior Notes due 2006 on the books of the Company, with full power of substitution in the premises.

Dated:                              The Chase Manhattan Bank, as Warrant Agent

                                    By: ____________________________
                                    Name:
                                    Title

                                          NOTICE: The signature to this
                                          assignment must correspond with the
                                          name as written upon the face of the
                                          within instrument in every particular
                                          without alteration or enlargement, or
                                          any change whatever.

                                                         Signature Guarantee:


                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirement of the registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.





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** Insert for Definitive Note only